CSMC 06-2

Group 1

Pay rules

1.

Pay the Nas priority amount to the 4A4 until retired

2.

Beginning on the 1st Distribution date pay the lesser of (x) 610,000 and (y) 99.99% of the principal available per this step as follows:

a.

Pay 50.0006721966041% to the 4A1 until retired

b.

Pay 49.9993278033959% sequentially to the 1S1 and 1S2 until retired

3.

Pay the 4A2 until retired

4.

Concurrently:

a.

Pay 50.0006721966041% to the 4A1 until retired

b.

Pay 49.9993278033959% sequentially to the 1S1 and 1S2 until retired

5.

Pay the 4S3 until retired

6.

Pay the 4A4 until retired

Notes

Pricing Speed = 100ppc (4 CPR to 16 CPR over 12 months, 16 CPR thereafter)

Nas Bonds = 4A4 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 4A4/Total Non-PO Balance

Settlement: 2/28/06